Exhibit 10.57

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment”), dated as of February 23, 2006 (the “Amendment Date”), is entered into by and between BMR-201 INDUSTRIAL ROAD LLC, a Delaware limited liability company (“Landlord”), and NUVELO, INC., a Delaware corporation (“Tenant”). Landlord and Tenant shall each be referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Existing Lease (as defined below).

RECITALS

WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of January 11, 2005 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of May 10, 2005 (the “First Amendment” and, collectively with the Original Lease, and as the same may have been otherwise amended, modified or supplemented from time to time, the “Existing Lease”), pursuant to which Tenant leases from Landlord certain space (the “Current Premises”) located in the Project; and

WHEREAS, Tenant has exercised the Expansion Option as of February 14, 2006; and

WHEREAS, the Parties desire to amend the Existing Lease to reflect Tenant’s exercise of the Expansion Option.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1. Premises. As of the Expansion Rent Commencement Date (as defined below), (a) the term “Premises” shall mean those premises depicted on Exhibit A attached hereto consisting of approximately 7,624 rentable square feet and (b) the total “Rentable Area” under Section 2 of the Original Lease (as amended by the First Amendment) shall equal sixty-nine thousand four hundred fifty (69,450) rentable square feet.

2. Delivery of Expansion Space. Landlord shall deliver possession of the Expansion Space to Tenant on or before March 16, 2006, for Tenant’s construction of tenant improvements (the “Expansion Tenant Improvements”), which Expansion Tenant Improvements shall be constructed in accordance with the requirements contained in the Existing Lease for tenant improvements and alterations.

3. Rent Commencement. Tenant shall be liable for Rent for the Expansion Space commencing on the date (the “Expansion Rent Commencement Date”) that is the earlier of (a) the date on which the Expansion Tenant Improvements are Substantially Complete and (b) August 13, 2006. For purposes of this Section 3, the term “Substantially Complete” shall mean the earliest to occur of (a) the date of issuance of a temporary certificate of occupancy for the Expansion Space, (b) the date Tenant receives a Certificate of Substantial Completion in the form of the American Institute of Architects document G704 executed by the project architect and the general contractor, (c) the date of substantial completion of the Expansion Tenant Improvements, subject only to such minor work as would not unreasonably interfere with Tenant’s occupancy and use of the Expansion Space for the Permitted Use, and (d) the date on which Tenant commences using the Expansion Space for the Permitted Use.

4. Expansion Space Rent. As of the Expansion Rent Commencement Date, Tenant shall pay Rent on the Expansion Space at the rate set forth in the Existing Lease for the Current Premises. For purposes of calculating Rent increases pursuant to Section 5 of the Original Lease, the Rent Commencement Date for the Expansion Space shall be deemed to be the same as the Rent Commencement Date for the Current Premises, and the initial Lease Term for the Expansion Space shall expire on the same date as the initial Lease Term for the Current Premises. As of the Expansion Rent Commencement Date, “Tenant’s Pro Rata Share of Operating Expenses” shall equal seventy-eight and sixty-four hundredths percent (78.64%) with respect to Operating Expenses for the Building, and forty-two and thirty-eight hundredths percent (42.38%) with respect to Operating Expenses for the Project. Within ten (10) business days of the Expansion Rent Commencement Date, Tenant shall deliver to Landlord an

Acknowledgement of Expansion Rent Commencement Date in the form attached as Exhibit B hereto.

5. Security Deposit. Upon execution of this Amendment, Tenant shall deposit with Landlord Fifty-Three Thousand Seven Hundred Forty-Nine Dollars ($53,749) as additional Security Deposit (the “Expansion Security Deposit”) to reflect the expansion of the Premises, increasing the total Security Deposit to Four Hundred Eighty-Nine Thousand Six Hundred Twenty-Three Dollars ($489,623). The provisions in the Original Lease applicable to the Security Deposit shall apply to the Expansion Security Deposit.

6. Expansion Tenant Improvement Allowance. Landlord shall make available to Tenant an allowance (the “Expansion TI Allowance”) of One Million Six Thousand Three Hundred Sixty-Eight Dollars ($1,006,368) for construction by Tenant of the Expansion Tenant Improvements, to be spent in accordance with the requirements contained in the Existing Lease for tenant improvements and alterations. Any portion of the Expansion TI Allowance that remains unexpended by Tenant as of February 14, 2007, shall no longer be available to Tenant, and Tenant shall forfeit all rights thereto.

7. Termination of Expansion Option. Section 29 of the Original Lease (as amended by the First Amendment) is hereby deleted and of no further force or effect.

8. Lease Defined. Except as expressly amended by this Amendment, the Existing Lease shall remain unmodified and in full force and effect, enforceable in accordance with its terms. From and after the Amendment Date, the term “Lease,” when used in the Existing Lease, shall mean the Existing Lease as amended by this Amendment.

9. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument executed on the date first set forth.

10. Authorization. Each individual executing this Amendment on behalf of its respective Party represents and warrants that the execution and delivery of this Amendment on behalf of such Party is duly authorized, and that he or she is authorized to execute and deliver this Amendment on behalf of such Party.

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IN WITNESS WHEREOF the parties hereto have signed this Amendment as of the date first above written.

LANDLORD:

BMR-201 INDUSTRIAL ROAD LLC, a Delaware limited liability company

By:
Name:	Gary A. Kreitzer
Its:	Executive Vice President

TENANT:

NUVELO, INC., a Delaware corporation

By:		3/10/06
Name:	Gary Titus
Its:	VP Finance & CFO

EXHIBIT A

PREMISES

[See attached]

EXHIBIT B

FORM OF ACKNOWLEDGEMENT OF EXPANSION RENT COMMENCEMENT DATE

THIS ACKNOWLEDGEMENT OF EXPANSION RENT COMMENCEMENT DATE is entered into as of [                    ], 2006, with reference to that certain Lease dated as of January 11, 2005, as amended by that certain First Amendment to Lease dated as of May 10, 2005, and that certain Second Amendment to Lease dated as of February [    ], 2006 (the “Second Amendment” and, collectively, the “Lease”), by NUVELO, INC., a Delaware corporation (“Tenant”), in favor of BMR-201 INDUSTRIAL ROAD LLC, a Delaware limited liability company (“Landlord”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant hereby confirms the following:

1. Tenant accepted possession of the Expansion Space on March [    ], 2006.

2. The Expansion Space is in good order, condition and repair.

3. The Expansion Tenant Improvements have been Substantially Complete (as defined in the Second Amendment).

4. All conditions of the Lease to be performed by Landlord as a condition to the full effectiveness of the Lease with regards to the Expansion Space have been satisfied, and Landlord has fulfilled all of its duties in the nature of inducements offered to Tenant to lease the Expansion Space.

5. In accordance with the provisions of Section 3 of the Second Amendment, the Expansion Rent Commencement Date is [            ], 2006.

6. The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Premises.

7. Tenant has no existing defenses against the enforcement of the Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant.

8. The obligation to pay Rent is presently in effect and all Rent obligations on the part of Tenant under the Lease with respect to the Expansion Rent Commencement Date commenced to accrue on [            ], 2006.

9. The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Acknowledgment of Expansion Rent Commencement Date as of [            ], 2006.

TENANT: NUVELO, INC., a Delaware corporation

By:
Name:
Title: